                                                                    EXHIBIT 4.11



                             SUBSCRIPTION AGREEMENT


                  This SUBSCRIPTION Agreement (the "Agreement") dated___________, 2001 is entered into by and between BrightStar Information Technology Group, Inc., a Delaware corporation (together with its successors, the "Company"), BrightStar Information Technology Services, Inc., a Delaware corporation ("Subsidiary") and a wholly-owned subsidiary of the Company, and the investors executing the signature pages attached hereto ("the Investors").

                  Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them under the Securities Act of 1933, as amended (the "Securities Act").

                  The parties hereto agree as follows:

                  1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement, the Investors agree to purchase from the Subsidiary, and the Subsidiary agrees to issue and sell to the Investors, on the Closing Date specified in Section 2 hereof, the principal amount of the Subsidiary's Series 1 Convertible Subordinated Secured Promissory Notes (the "Notes") set forth on the signature page attached hereto, which principal amount shall not add up to more than $2,000,000 in the aggregate, plus warrants (the "Warrants") to purchase 652.17 shares of the Company's Common Stock ("Common Stock") for each $1,000 in principal amount of the Notes (or such number of shares based on the conversion formula then in effect) all for a price equal to such principal amount (the "Purchase Price"). The Notes, which shall be in the form set forth in Exhibit 1 attached hereto, are convertible into shares of the Company's Common Stock (the "Conversion Common Stock"), as provided therein. The Warrants, which shall be in the form set forth in Exhibit 2 attached hereto, are exercisable for shares of the Company's Common Stock (the "Warrant Common Stock") at a price of $.50 per share. The Conversion Common Stock and the Warrant Common Stock are herein referred to collectively as the "Underlying Common Stock." Each $1,000 in original principal amount of the Notes plus the associated Warrant to purchase 652.17 shares of the Company's Common Stock (or such number of shares based on the conversion formula then in effect), is herein referred to as a "Unit." The Investors, as holders of the Notes, shall have the benefit of the Security Agreement (the "Security Agreement") in the form set forth in Exhibit 3 attached hereto. On or before the Closing Date (as defined below), the Subsidiary will have authorized the sale and issuance of the Units to the Investors, and the Company will have authorized the issuance of the Underlying Common Stock upon conversion of the Notes and exercise of the Warrants.

                  2. Escrow and Closing. Immediately upon execution hereof, each Investor shall deposit cash in the amount of the Purchase Price for the Notes to be purchased by such Investor in an escrow account to be designated by the Company. Subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8 hereof, the closing of the sale of the Units (the "Closing") shall take place on a date designated by the Subsidiary, not later than thirty (30) days after the date hereof, or at such other date and time as the Investors and the Subsidiary shall mutually agree (such date and time being referred to herein as the "Closing Date"). At the Closing, the cash deposited in the escrow account by each Investor shall be disbursed to the Company to pay the Purchase Price for the Units purchased by that Investor. Not later than five (5) business days after Closing, the Subsidiary shall deliver to each Investor the Note and the Warrants purchased by that Investor.

                  3. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary hereby represent and warrant to the Investors as follows:

                           a. Each of the Company and the Subsidiary is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each of the Company and the Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its respective business or properties. The Company owns all of the issued and outstanding capital stock of the Subsidiary, and there are not outstanding or in existence any options or warrants or other rights to purchase any capital stock of the Subsidiary, any securities convertible into or exercisable for any shares of capital stock of the Subsidiary, or any other agreements of any type or nature whatsoever pursuant to which any party has the right to purchase or otherwise acquire any shares of capital stock of the Subsidiary.

                           b. All corporate action on the part of the Company
and the Subsidiary, and their respective officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company and the Subsidiary hereunder and thereunder, the authorization, issuance, sale and delivery of the Units, and the reservation and issuance of the Underlying Common Stock, has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of each of the Company and the Subsidiary, enforceable against each respectively in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                           c. The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not result in any violation of the respective corporate charter or bylaws of either the Company or the Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any of the respective assets of the Company or the Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or the Subsidiary, or the business or operations of either of them respectively or any of their respective assets or properties.

                           d. No consent, approval, order or authorization of,
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except such filings as may be required after closing by applicable securities laws.

                           e. Except as disclosed in the SEC Filings (as defined
below) or the Private Placement Memorandum (draft) dated June 11, 2001 (the "PPM"), a copy of which has been delivered to each of the Investors, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiary that questions the validity of this Agreement or the right of the Company or the Subsidiary to enter into such agreements, or to consummate the transactions contemplated hereby.

                           f. The Company has filed all filings with the United
States Securities and Exchange Commission (the "SEC") under the Securities Act or under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the rules and regulations promulgated by the SEC (any such filing, an "SEC Filing") required to be filed by the Company pursuant to such acts and no SEC Filing contained, on the date on which such document was filed with the SEC, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in SEC Filings (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                           g. The Notes and the Warrants, when issued, sold or
delivered in accordance with the terms hereof, for the consideration expressed herein, will be duly and validly issued, and will be free of any liens and encumbrances created by the Company or the Subsidiary and, subject to the accuracy of the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Company has reserved shares of its Common Stock for issuance upon conversion of the Notes and exercise of the Warrants. The Underlying Common Stock, when issued upon conversion of the Notes or exercise of the Warrants, will have been duly and validly issued, and will be free of any liens and encumbrances created by the Company or the Subsidiary.

                  4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company and the Subsidiary on the date hereof, and agrees with the Company and the Subsidiary (unless otherwise specified as provided in the paragraphs below), as follows:

                           a. such Investor understands that no United States
federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Units.

                           b. such Investor has full power and authority to
enter into this Agreement and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                           c. this Agreement is made with such Investor in
reliance upon such Investor's representation to the Company and the Subsidiary, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Units will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

                           d. such Investor acknowledges that it can bear the
economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. Such Investor also represents it has not been organized for the purpose of acquiring the Units.

                           e. such Investor (if not an officer of the Company)
is an "accredited investor" within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect.

                           f. such Investor acknowledges receipt of a copy of
the PPM and acknowledges that it has had an opportunity to discuss the business and affairs of the Company with officers of the Company, and to ask questions regarding such matters.

                           g. such Investor understands that the Units and the
Underlying Common Stock are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Units and the Underlying Common Stock.

                           h. such Investor understands that the Units it is
purchasing and the Underlying Common Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                           i. the execution, delivery and performance of this
Agreement and the consummation by such Investor of the transactions contemplated hereby do not and will not (i) result in a violation of such Investor's charter documents or bylaws or (ii) conflict with any material agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any order, judgment or decree of any court or governmental agency applicable to such Investor or, to such Investor's knowledge, of any law, rule, or regulation. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement.

                  5. Covenants.

                           a. Each Investor covenants and agrees with the
Company that neither such Investor nor any of such Investor's affiliates nor any person acting on its or their behalf will at any time offer or sell any Notes or Warrants or the Underlying Common Stock, other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom, provided that in the case of an offer or sale pursuant to an available exemption such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in circumstances that require a designation of an entity's status as an "affiliate".

                           b. With a view to making available the benefits of
certain rules and regulations of the SEC that may at any time permit the sale of the restricted securities to the public without registration, the Company agrees to:

                                    (1) Make and keep public information
available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                                    (2) Use its best efforts to then file with
the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           c. So long as any Investor owns any of the Notes or
Warrants or the Underlying Common Stock, to furnish to each such Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as any such Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing such Investor to sell any such securities without registration.

                           d. Each Investor covenants and agrees with the
Company that, while the Notes are outstanding, such Investor shall not engage in any "short sales" or engage in any other transactions involving the Common Stock, such as puts or calls, that are the economic equivalent of "short sales" whereby the Investor will profit from such transaction if the market price of the Common Stock declines in comparison to the market price at the time such transaction is carried out. In the event of any assignment or transfer of the Notes or the Warrants, the Investor agrees that the assignee or transferee shall, as a condition to completing such assignment or transfer, be required to execute and deliver to the Company a written undertaking under which such assignee or transferee has agreed to be bound by the terms of this Section 5.d.

                           e. The Company shall not, prior to the effectiveness
of the Registration Statement referred to in Section 6.a below, issue any Common Stock at a price less than $0.23 per share or warrants to purchase Common Stock with an exercise price of less than $0.23 per share.

                  6. Registration Rights.

                           a. Registration of Shares. The Company shall file
with the SEC, as promptly as practicable following the Closing and in any event within ninety (90) days after the Closing, a registration statement under the Securities Act covering the resale to the public by the Investors of the Underlying Common Stock (the "Registration Statement"). The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. The Company shall cause the Registration Statement to remain effective until the earlier of 3 years from the Closing Date or such time as all shares of Underlying Common Stock may be sold under Rule 144 within a ninety (90) day period or such earlier time as all of the shares of Underlying Common Stock covered by the Registration Statement have been sold pursuant thereto.

                           b. Limitations on Registration Rights.

                                    (1) The Company may, by written notice to
the Investors, (x) delay the filing or effectiveness of the Registration Statement (for up to a total of sixty (60) days) or (y) suspend (for up to a total of seventy-five (75) days within any twelve-month period) the Registration Statement after effectiveness and require that the Investors immediately cease sales of shares pursuant to the Registration Statement, in the event and during such period as the Company determines that the existence of any fact or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction or the occurrence of any other event) would require additional disclosure of material information by the Company in the Registration Statement the confidentiality of which the Company has a business purpose to preserve or which fact or event would render the Company unable to comply with SEC requirements (in either case, a "Suspension Event"). In the case of any Suspension Event occurring prior to and delaying the filing of the Registration Statement, the Company shall file the Registration Statement, the Company shall be required to keep the Registration Statement effective until the earlier of (x) such time as all of the shares offered thereby have been disposed of in accordance with the intended methods of distribution set forth in the Registration Statement or (y) the period required by Section 6.a above plus an extended period equal to the number of days during which any such suspension was in effect.

                                    (2) If the Company delays or suspends the
Registration Statement or requires the Investors to cease sales of shares pursuant to paragraph (1) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all the Investors authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Investors given pursuant to this paragraph 2, and the Investors shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.

                           c. Registration Procedures.

                                    (1) In connection with the filing by the
Company of the Registration Statement, the Company shall furnish to each of the Investors a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such additional copies as are reasonably requested by the Investors.

                                    (2) The Company shall use its best efforts
to register or qualify the shares of Underlying Common Stock covered by the Registration Statement under the securities laws of such states as the Investors shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (2) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                                    (3) If the Company has delivered final
prospectuses to the Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investors and, if requested by the Company, the Investors shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Investors with revised prospectuses and, following receipt of the revised prospectuses, the Investors shall be free to resume making offers and sales under the Registration Statement.

                                    (4) The Company shall pay the expenses
incurred by it in complying with its obligations under this Section 6, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (x) any brokerage fees, selling commissions or underwriting discounts incurred by the Investors in connection with sales under the Registration Statement and (y) the fees and expenses of any counsel retained by the Investors.

                           d. Requirements of the Investors. The Company shall
not be required to include in the Registration Statement any shares of Underlying Common Stock held by an Investor unless such Investor furnishes to the Company in writing such information regarding such Investor and the proposed sale of shares of Underlying Common Stock by such Investor as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

                           e. Assignment of Rights. No Investor may assign any
of the rights of such Investor under this Section 6 except in connection with the transfer of some or all of its Notes or shares of Underlying Common Stock to an affiliated entity or to the limited or general partner(s) or members of such Investor, provided each such transferee agrees in a written instrument delivered to the Company to be bound by the provisions of this Section 6.

                           f. Indemnification.

                                    (1) To the extent permitted by law, the
Company shall indemnify and hold the Investors, the partners or officers, directors and stockholders of the Investors, legal counsel and accountants for the Investors, any underwriter (as defined in the Securities Act) for the Investors and each person, if any, who controls the Investors or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in connection with the Registration Statement (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; and the Company will reimburse the Investors, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.f(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investors, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Investors or underwriter, or any person controlling the Investors or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if the Company shall have furnished to the Investors a revised prospectus (by amendment or supplement) which cures the defect giving rise to such loss, claim, damage or liability and if a copy of such revised prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Investors or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person.

                                    (2) To the extent permitted by law, each
Investor shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other party selling securities in such registration statement and any controlling person of any such underwriter or other party, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and such Investor will reimburse any person intended to be indemnified pursuant to this subsection 6.f(2), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6.f(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investors (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 6.f(2) exceed the gross proceeds from the offering received by such Investor.

                                    (3) If the indemnification provided for in
this Section 6.f is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relevant intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  7. Conditions Precedent to the Investors' Obligations. The obligations of the Investors to purchase the Units under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, unless expressly waived in writing by the Investors:

                           a. The representations and warranties of the Company
and the Subsidiary contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

                           b. The Company and the Subsidiary shall have
performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company or the Subsidiary, respectively, on or before the Closing.

                           c. The Security Agreement shall have been executed
and delivered by each of the signatories thereto, and the Company shall have caused to be filed UCC-1 financing statements in the States of California, Arkansas, Louisiana and Texas, for each of the debtors thereunder and showing the Investors as the secured parties and covering the collateral described in
Section 1 of the Security Agreement.

                           d. The Chief Executive Officer of the Company shall
deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 7.a, 7.b and 7.c have been fulfilled.

                           e. No statute, rule, regulation, executive order,
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  8. Conditions Precedent to the Subsidiary's Obligations. The obligations of the Subsidiary to issue and sell the Units to the Investors under
Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors, unless expressly waived in writing by the Company:

                           a. The representations and warranties of the
Investors contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for representations and warranties made as of a particular date, which shall be true and correct as of such date.

                           b. The Investors shall have performed and complied
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                           c. No statute, rule, regulation, executive order,
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           d. The aggregate purchase price paid by all Investors
for Units hereunder shall be at least one million Dollars ($1,000,000).

                           e. The Subsidiary shall have received the Purchase
Price for the Notes.

                  9. Fees and Expenses. Each of the Investors and the Company and the Subsidiary agrees to pay their own respective expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

                  10. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect for a period of one year from the Closing Date, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for the Units.

                  11. Termination.

                  a. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing as follows:

                                    (i) by mutual written consent of the Company
and the Investors; or

                                    (ii) by either the Company or the Investors
if the Closing shall not have occurred on or before the date which is thirty
(30) days after the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 11 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

                  b. In the event of termination of this Agreement by either the Company or the Investors as provided in this Section 11, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or the Investors, other than the provisions of this
Section 11 and Section 13, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  12. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery by confirmed facsimile or reliable international courier service or upon personal delivery to the party to be notified.

                  13. Miscellaneous.

                           a. This Agreement may be executed in one or more
counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                           b. This Agreement shall inure to the benefit of and
be binding upon the parties hereto, their respective successors and assigns.

                           c. This Agreement shall be governed by, and construed
in accordance with, the internal laws of the State of California without regard to principles of conflict of laws.

                           d. The provisions of this Agreement are severable,
and if any clause or provision hereof shall be held invalid, illegal or unenforceable in whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement.

                           e. The headings of the sections of this document have
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                           f. This Agreement constitutes the entire agreement
and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the term sheets between such parties.

                           g. The term "affiliate" is used herein as defined in
Rule 144(a)(1) under the Securities Act.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.



                                             BRIGHTSTAR INFORMATION
                                             TECHNOLOGY GROUP, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:





                                             BRIGHTSTAR INFORMATION
                                             TECHNOLOGY SERVICES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


Principal Amount of Notes                    INVESTOR:
                          --------------
                                             -----------------------------------



                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             Address:
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------

Schedule 1:

The following parties have identical agreements entered into with the Company:

Mr. Joseph A. Wagda
Mr. Kevin J. Murphy
Mr. Forest E. Hoglund
Mr. Kenneth A. Czaja
Mr. Thomas Krause
Mr. Larry Peterson
The Hoglund Foundation
Ivy Creek Investments, LTD
Nauset Properties Ltd.
Mr. George Mellinger Britton
Paul Schafer Defined Benefit Plan
Mr. Steve Schaefer
Mr. Chris Turner
Mr. G. Nicholas Farwell
Mr. Steve Robinson
Altamont Capital Management Inc.